Exhibit 1.2

Terms Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
BARCLAYS CAPITAL INC.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
GREENWICH CAPITAL MARKETS, INC.
SCOTIA CAPITAL (USA) INC.
BNP PARIBAS SECURITIES CORP.
HSBC SECURITIES (USA) INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, NY 10080

June 20, 2007

Dear Ladies and Gentlemen:

     Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Terms defined in the Terms and Provisions and the address of the Representatives referred to in Section 11 of the Terms and Provisions and the address of the Representatives referred to in such Section 11 are set forth in Schedule II hereto.

The Representatives hereby confirm and the Company acknowledges that the list of the

Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) in the fifth and eighth paragraphs under the heading “Underwriting” in the Company’s Prospectus Supplement dated June 20, 2007, to the Company’s Prospectus dated December 8, 2005, relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

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     For the purposes of the Terms and Provisions, the “Applicable Time” shall be 5:29 p.m. (Eastern Time) on the date hereof.

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     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, MARRIOTT INTERNATIONAL, INC.

By: /s/ Arne M. Sorenson Name: Arne M. Sorenson Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
BARCLAYS CAPITAL INC.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
GREENWICH CAPITAL MARKETS, INC.
SCOTIA CAPITAL (USA) INC.
BNP PARIBAS SECURITIES CORP.
HSBC SECURITIES (USA) INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ David Portugal Name: David Portugal Title: Vice President By: BARCLAYS CAPITAL INC. By: /s/ Pamela Kendall Name: Pamela Kendall Title: Director

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	Schedule I

		Principal Amount of
Underwriter		Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith
Incorporated		$131,250,000
Barclays Capital Inc		89,250,000
Banc of America Securities LLC		15,750,000
Citigroup Global Markets Inc		15,750,000
Greenwich Capital Markets, Inc		15,750,000
Scotia Capital (USA) Inc.		15,750,000
BNP Paribas Securities Corp.		10,500,000
HSBC Securities (USA) Inc		10,500,000
Morgan Stanley & Co. Incorporated		10,500,000
Credit Suisse Securities (USA) LLC		8,750,000
Deutsche Bank Securities Inc		8,750,000
J.P. Morgan Securities Inc.		8,750,000
Lehman Brothers Inc.		8,750,000

Total		$ 350,000,000

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Schedule II

Representative:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement:	June 9, 2006

Registration Statement No.:	333-130212

Title of Securities:	6.375% Series I Notes due 2017

Aggregate principal amount:	$350,000,000

Price to Public:	99.501% of the principal amount of the Securities, plus accrued interest, if any, from June 25, 2007

Underwriting Discount:	0.650%

Indenture:	Indenture dated as of November 16, 1998 between Marriott
International, Inc. and Bank of New York, as successor to
JPMorgan Chase Bank, N.A., formerly known as The Chase
Manhattan Bank, as trustee

Date of Maturity:	June 15, 2017

Interest Rate:	6.375% per annum, payable semiannually

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2007

CUSIP	571903 AG8

Redemption Provisions:	The Securities may be redeemed in whole or in part at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being
redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (not including
accrued interest as of the redemption date) on the Securities to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day
months) at the Treasury Rate (the yield to maturity of the United
States Treasury security, selected by a primary U.S. government securities dealer, having a maturity comparable to the remaining term of the Securities being redeemed) plus 20 basis points, plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

Purchase of Securities Upon a Change
in Control Repurchase Event:	If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Securities at a price equal to 101% of the
principal amount of the Securities, plus accrued and unpaid
interest to the date of repurchase. “Change of control repurchase

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14836-3

event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction
(including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in
Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company
and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction
are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately
following that transaction no person (other than a holding
company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting
power rather than number of shares.

“Below investment grade rating event” is defined in the
Preliminary Prospectus Supplement dated June 20, 2007.

Sinking Fund Provisions:	None.

Other Provisions:	As specified in the Prospectus Supplement dated June 20, 2007 relating to the Securities.

Securities Exchange:	The Securities will not be listed on any exchange.

Closing Date and Delivery Date:	June 25, 2007

Closing Location:	DLA Piper US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600

Address for Notices
to Underwriters:	c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, NY 10080

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ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated June 20, 2007

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ANNEX B

MARRIOTT INTERNATIONAL, INC.

FINAL TERM SHEET
Dated: June 20, 2007

Issuer:	Marriott International, Inc.
Title of Securities:	6.375% Series I Notes due 2017
Trade Date:	June 20, 2007
Settlement Date:	June 25, 2007
Maturity Date:	June 15, 2017
Ratings:	Baa2 (Stable) by Moody’s Investors Service, Inc and BBB+
(Stable) by Standard & Poor’s Rating Service
Principal Amount:	$350,000,000
Coupon (Interest Rate):	6.375%
Interest Payment Dates:	Semi-annually on each June 15 and December 15, commencing
on December 15, 2007
Yield to Maturity:	6.444%
Spread to Benchmark Treasury:	+130 basis points
Benchmark Treasury:	UST 4.50 % due 05/15/17
Benchmark Treasury Price and Yield:	95-1+ / 5.144%
Price to Public:	99.501%
Optional Redemption:	Make-whole call plus 20 basis points
Change of Control Repurchase Event:	Upon the occurrence of a change of control repurchase event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.
“Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

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“Change of control” means the consummation of any transaction
(including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in
Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company
and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction
are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately
following that transaction no person (other than a holding
company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting
power rather than number of shares.

“Below investment grade rating event” is defined in the
Preliminary Prospectus Supplement dated June 20, 2007.

Minimum Denominations:	$1,000

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays
Capital Inc.

Co-Managers:	Banc of America Securities LLC, Citigroup Global Markets Inc.,
Greenwich Capital Markets, Inc., Scotia Capital (USA) Inc.,
BNP Paribas Securities Corp., HSBC Securities (USA) Inc.,
Morgan Stanley & Co. Incorporated, Credit Suisse Securities
(USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan
Securities Inc., Lehman Brothers Inc.

CUSIP:	571903AG8

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering can arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free (866) 500-5408 or Barclays Capital Inc. toll-free at 888-227-2275 Ext. 2663.

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